UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2020

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers. Compensatory Arrangements of Certain Officers.

(e)    On September 18, 2020, the Human Resources Committee of the Board of Directors (the “Board”) of Ameren Corporation (“Ameren”) granted to each of Martin J. Lyons, Jr., Chairman and President of Union Electric Company, doing business as Ameren Missouri, and Michael L. Moehn, Executive Vice President and Chief Financial Officer of Ameren, a special award of time-based restricted stock units (“RSUs”), effective as of September 18, 2020, which will cliff-vest after three years on September 17, 2023. The RSUs are intended to serve as critical retention tools for these two executives whose demonstrated track record of strong performance and leadership skills are integral to the execution of Ameren’s long-term business strategy and the delivery of superior value to Ameren’s customers and shareholders, as well as for prudent succession planning purposes.

The number of RSUs granted to Mr. Lyons and Mr. Moehn was 19,067 and 18,037, respectively. The terms and conditions of the awards are substantially the same as those applicable to Ameren’s annual RSU awards generally; however, because of the intended retentive nature of these awards, they do not provide for pro rata vesting in connection with the executive officer’s retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Ameren has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Chonda J. Nwamu
Name:	Chonda J. Nwamu
Title:	Senior Vice President, General Counsel and Secretary

Date: September 18, 2020

3